UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________

FORM 8-K

____________________________

Current Report

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

____________________________

Uniti Group Inc.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-36708	88-2262564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2101 Riverfront Drive, Suite A Little Rock, AR, 72202 (Address of principal executive offices) (Zip Code)

(501) 850-0820
(Registrant’s telephone number, including area code)

Windstream Parent, Inc.
4005 Rodney Parham Road
Little Rock, AR 72212
(Former Name or Former Address, if Changed Since Last Report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On August 1, 2025, pursuant to the previously announced Agreement and Plan of Merger dated as of May 3, 2024, by and between Uniti Group LLC, a Delaware limited liability company (f/k/a Uniti Group Inc., and recently converted from a Maryland corporation) (“Uniti”), New Windstream, LLC, a Delaware limited liability company (“Windstream”) (as successor to Windstream Holdings II, LLC, a Delaware limited liability company), New Uniti HoldCo LP, a Delaware limited partnership and New Windstream Merger Sub, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Windstream (“Merger Sub”), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 17, 2024 (the “Merger Agreement”), Uniti and Windstream completed the previously announced merger by consummating the following transactions: (a) Windstream merged with and into Uniti Group Inc., a Delaware corporation (f/k/a Windstream Parent, Inc.) and, at such time, a direct wholly owned subsidiary of Windstream (“New Uniti”), with New Uniti surviving the merger as the ultimate parent company of the combined company (the “Internal Reorg Merger”), and (b) Merger Sub merged with and into Uniti (the “Merger”), with Uniti surviving the Merger as an indirect wholly owned subsidiary of New Uniti. Following the Merger, Uniti ceased to be a real estate investment trust (a “REIT”), and New Uniti does not qualify as a REIT for U.S. federal income tax purposes.

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Uniti’s common stock, par value $0.0001 per share (the “Uniti Common Stock”) issued and outstanding immediately prior to the Effective Time was canceled and retired and converted into the right to receive 0.6029 shares of common stock of New Uniti, par value $0.0001 per share (the “New Uniti Common Stock”, and together with any cash in lieu of fractional shares of New Uniti Common Stock, the “Uniti Merger Consideration”). Without giving effect to the conversion of any outstanding convertible securities or New Uniti Warrants (as defined below), following the consummation of the Merger (the “Closing”), pre-Closing Uniti stockholders hold approximately 62% of the outstanding shares of New Uniti Common Stock. The exchange of Uniti Common Stock for New Uniti Common Stock in the Merger is a taxable transaction for holders of Uniti Common Stock for U.S. federal income tax purposes. Cash in lieu of fractional shares of New Uniti Common Stock will be calculated by multiplying the closing sale price of a share of New Uniti Common Stock on Nasdaq on the trading day immediately following the date on which the Effective Time occurs by the fraction of a share of New Uniti Common Stock to which a holder would otherwise have been entitled, without interest and subject to any withholding of taxes.

In connection with the Internal Reorg Merger, prior to the Effective Time of the Merger, Windstream’s pre-Closing equityholders received (i) a number of shares of New Uniti Common Stock representing approximately 35.42% of the outstanding shares of New Uniti Common Stock, (ii) shares of preferred stock of New Uniti having an aggregate initial liquidation preference of $575,000,000 (the “New Uniti Preferred Stock”) described in more detail below and (iii) warrants of New Uniti representing approximately 6.9% of the outstanding New Uniti Common Stock immediately following the Closing on a fully diluted basis after giving effect to such warrants described in more detail below (the “New Uniti Warrants”). Following the Effective Time, Windstream’s pre-Closing equityholders also received $370,659,503.47 in cash from Uniti (the “Closing Cash Payment”). Uniti funded the Closing Cash Payment with cash on hand and borrowings under its revolving credit facility.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Treatment of Uniti Equity Awards

At the Effective Time, each Uniti performance stock unit award (each, a “Uniti PSU Award”) that was outstanding immediately prior to the Effective Time was automatically and without any action on the part of the holder thereof assumed by New Uniti and remains subject to the same terms and conditions (including any vesting, forfeiture and dividend equivalent terms) as were applicable to such Uniti PSU Award immediately prior to the Effective Time, but was converted into an award with respect to a number of shares of New Uniti Common Stock (rounded up or down to the nearest whole share) equal to the product of (i) the target number of shares of Uniti Common Stock subject to such Uniti PSU Award and (ii) the Exchange Ratio.

At the Effective Time, each award of restricted shares of Uniti Common Stock granted under the Uniti Stock Plan (and which remains subject to unsatisfied vesting conditions) (each, a “Uniti Restricted Stock Award”) that was outstanding immediately prior to the Effective Time was automatically and without any action on the part of the holders thereof assumed by New Uniti and remains subject to the same terms and conditions (including any vesting, forfeiture and dividend terms) as were applicable to such Uniti Restricted Stock Award immediately prior to the Effective Time, but was converted into an award with respect to a number of shares of New Uniti Common Stock (rounded up or down to the nearest whole share) equal to the product of (i) the number of shares of Uniti Common Stock subject to such Uniti Restricted Stock Award and (ii) the Exchange Ratio.

Terms of New Uniti Preferred Stock

On August 1, 2025, in connection with the Internal Reorg Merger, New Uniti filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to, among other things, establish the preferences, limitations and relative rights of the New Uniti Preferred Stock. The Second Amended and Restated Certificate of Incorporation subsequently became effective on August 1, 2025.

The New Uniti Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of New Uniti, ranks senior to New Uniti’s junior stock (including New Uniti Common Stock), on a parity with all parity preferred stock of New Uniti and junior to all senior stock and existing and future indebtedness of New Uniti.

Holders of the New Uniti Preferred Stock are entitled to receive cumulative dividends at the applicable dividend rate on the liquidation preference per share of the New Uniti Preferred Stock, payable quarterly in cash or compounded by adding to the liquidation preference of New Uniti Preferred Stock, at the option of New Uniti. The dividend rate is initially 11% per year for the first six years after the initial issuance of the New Uniti Preferred Stock. The dividend rate will be increased by an additional 0.5% per year during each of the seventh and eighth year after the initial issuance of the New Uniti Preferred Stock and be further increased by an additional 1% per year during each subsequent year, subject to a cap of 16% per year. In addition, the then-applicable dividend rate will be increased by 1% per year during any period in which an event of default has occurred under any material debt of New Uniti or its subsidiaries.

New Uniti may redeem the New Uniti Preferred Stock at its option at any time at a price per share equal to (i) for the first three years after the initial issuance thereof, $1,400 minus any cash dividends paid on such New Uniti Preferred Stock and (ii) thereafter, 100% of the liquidation preference of the New Uniti Preferred Stock to be redeemed plus accrued and unpaid dividends on such New Uniti Preferred Stock.

Following the tenth anniversary of the initial issuance of the New Uniti Preferred Stock, certain anchor holders may require New Uniti to repurchase the New Uniti Preferred Stock at a price equal to 100% of the liquidation preference of the New Uniti Preferred Stock to be repurchased plus accrued and unpaid dividends on such New Uniti Preferred Stock. The aggregate liquidation preference of the New Uniti Preferred Stock that such anchor holders may require New Uniti to repurchase is subject to a cap and such anchor holders may not exercise such right more than once in any 12-month period.

Upon a change of control of New Uniti, the holders may require New Uniti to repurchase the New Uniti Preferred Stock at a price equal to 100% of the liquidation preference of the New Uniti Preferred Stock to be repurchased plus accrued and unpaid dividends on such New Uniti Preferred Stock.

Subject to certain conditions, New Uniti may elect to settle any redemption or repurchase of the New Uniti Preferred Stock in cash or shares of New Uniti Common Stock.

Holders of New Uniti Preferred Stock are generally not entitled to vote on matters submitted to a vote of stockholders of New Uniti. Subject to certain exceptions, the consent of the holders of least a majority of the outstanding shares of the New Uniti Preferred Stock is required for the issuance of any parity stock or senior stock of New Uniti.

The foregoing description of the New Uniti Preferred Stock does not purport to be complete and is qualified in its entirety by reference to New Uniti’s Second Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Terms of New Uniti Warrants

On August 1, 2025, in connection with the Internal Reorg Merger, New Uniti issued the New Uniti Warrants to purchase an aggregate of 17,558,406 shares of New Uniti Common Stock pursuant to a warrant agreement, dated August 1, 2025, between New Uniti and Equiniti Trust Company, LLC, as warrant agent (the “Warrant Agreement”). Subject to certain ownership limitations, each New Uniti Warrant entitles the registered holder to purchase, initially, one share of New Uniti Common Stock at $0.01 per share during the exercise period, subject to customary adjustments set forth in the Warrant Agreement. The exercise period will commence on the third anniversary of the initial issuance date of the New Uniti Warrants or, if earlier, upon any change of control of New Uniti or the redemption of the corresponding New Uniti Preferred Stock. New Uniti will settle the exercise of a New Uniti Warrant on a cashless basis by delivering a number of shares of New Uniti Common Stock with a value equal to the amount by which the market price of the New Uniti Common Stock at the time of exercise as measured under the Warrant Agreement exceeds the strike price of $0.01 per share. The New Uniti Warrants will expire on the tenth anniversary of the initial issuance date thereof. The holders of the New Uniti Warrants are entitled to participate in certain distributions made on the New Uniti Common Stock on an as-exercised basis. The New Uniti Warrants do not have any voting rights.

The foregoing description of the New Uniti Warrants does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Warrant Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.01   Entry into a Material Definitive Agreement.

Stockholder Agreements

At the Effective Time, (i) Elliott Investment Management, L.P. (“EIM”), Elliott Associates, L.P. (“Associates”), Elliott International, L.P. (“International” and, together with EIM and Associates, “Elliott”) and certain investment vehicles affiliated with Elliott (the “Investors”, and, together with Elliott, the “Elliott Stockholders”) and (ii) certain other Windstream investors (the “Other Stockholders”), each entered into stockholder agreements with New Uniti (the “Stockholder Agreements”). Under the Stockholder Agreements, (a) Elliott has the right, subject to certain requirements, to select a number of director designees equal to (1) two (or, in the event the number of directors on the board of directors of New Uniti (the “New Uniti Board”) is greater than nine, a number that would result in the number of designees representing 20% of the directors then comprising the New Uniti Board), for so long as Elliott and its controlled affiliates collectively beneficially own at least 50% of the shares of New Uniti Common Stock that they hold as of the date of the Stockholder Agreements (inclusive of shares of New Uniti Common Stock issued or issuable in connection with the exercise of New Uniti Warrants and shares of New Uniti Common Stock issued in connection with the redemption, repurchase or conversion of any shares of New Uniti Preferred Stock) and (2) one (or, in the event the number of directors on the New Uniti Board is greater than nine, a number that would result in the number of designees representing 10% of the directors then comprising the New Uniti Board), for so long as Elliott and its controlled Affiliates collectively beneficially own at least 25% but less than 50% of such shares of New Uniti Common Stock and (b) the Other Stockholders have the right to select a non-voting observer to attend and participate in meetings of the New Uniti Board, subject to certain of the Other Stockholders’ affiliates holding at least 5% of the issued and outstanding New Uniti Common Stock on a fully-diluted basis (including treating New Uniti Warrants on an as-exercised basis) at Closing and continuing to hold a certain amount of New Uniti equity.

In addition, the Elliott Stockholders and Other Stockholders have each entered into customary standstill and confidentiality arrangements. The standstill will terminate on the later of (i) one year after the date of the Stockholder Agreement and (ii) 30 days following the date that (a) in the case of the Elliott Stockholders, Elliott has neither one of its designees serving on the New Uniti Board nor a right to select a director designee and (b) in the case of the Other Stockholders, the Other Stockholders are no longer entitled to select a board observer. The Elliott Stockholders and Other Stockholders have also agreed to customary lock-ups, pursuant to which the Elliott Stockholders and Other Stockholders will, subject to certain exceptions, not transfer any equity securities of New Uniti for six months after the date of the Closing.

The foregoing description of the Stockholder Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form Stockholder Agreements, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

In connection with closing of the Merger Agreement transactions, New Uniti entered into a registration rights agreement with the Elliott Stockholders and Other Stockholders (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Elliott Stockholders and Other Stockholders have customary piggyback and demand rights, with demands limited to two per entity and an additional four per holder as shelf takedowns, subject to increases in connection with certain redemptions or repurchases of the New Uniti Preferred Stock settled in shares of New Uniti Common Stock. The Registration Rights Agreement includes customary cooperation and indemnification provisions. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction is incorporated by reference into this Item 2.01.

Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth in the Introduction relating to the issuance to the pre-Closing Windstream equityholders of shares of New Uniti Common Stock, shares of New Uniti Preferred Stock and New Uniti Warrants is incorporated by reference into this Item 3.02. New Uniti issued such securities to the pre-Closing Windstream stockholders as partial merger consideration in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03.    Material Modification to Rights of Security Holders.

The information set forth in the Introduction, Item 2.01, Item 5.01, Item 5.02 and Item 5.03 is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Uniti Common Stock as of immediately prior to the Effective Time ceased to have any rights as a stockholder of Uniti other than the right to receive the Uniti Merger Consideration pursuant to the Merger Agreement.

The description of the New Uniti Common Stock was included in Uniti’s Definitive Proxy Statement filed with the SEC on February 12, 2025, under the heading “Description of Securities Following the Merger” and is incorporated herein by reference.

Item 5.01.    Changes in Control of Registrant.

The information set forth in the Introduction, Item 2.01, Item 3.03, Item 5.02 and Item 5.03 is incorporated by reference into this Item 5.01.

Prior to the Internal Reorg Merger, New Uniti was a wholly owned subsidiary of Windstream. Pursuant to the Merger Agreement, immediately following the Internal Reorg Merger, all shares of New Uniti owned by Windstream prior to the Internal Reorg Merger were canceled without payment of consideration therefor. Following the completion of the Merger, the shares of New Uniti Common Stock became held by the former holders of shares of Uniti and Windstream. The Merger does not constitute a change in control under Uniti’s debt documents or Windstream’s debt documents.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Prior Directors and Appointment of New Directors

At the Effective Time, all of the directors of New Uniti serving immediately prior to the Effective Time resigned and the following individuals were appointed as the directors of the New Uniti Board:

Scott G. Bruce
Randy Dunbar
Francis X. Frantz
Kenneth A. Gunderman
Mary McLaughlin
Joe Natale
Carmen Perez-Carlton
Paul Sunu
Harold Zeitz

Pursuant to the terms of the Stockholder Agreements, Mr. Sunu and Ms. McLaughlin are being appointed to the New Uniti Board as designees of Elliott. Except with respect to Mr. Sunu and Ms. McLaughlin, there are no other arrangements or understandings between the directors and any other person pursuant to which they were selected to serve on the New Uniti Board, and none of the directors are party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

The New Uniti Board members will be compensated for their board service in accordance with New Uniti’s non-employee director compensation program, which is consistent with Uniti’s non-employee director compensation program as more fully described in the “Director Compensation” section of Uniti’s Definitive Proxy Statement for the 2025 Annual Meeting of Stockholders filed with the SEC on April 29, 2025. As a result of their appointment, each of Mr. Dunbar, Ms. McLaughlin, Mr. Natale and Mr. Sunu will receive initial and annual restricted stock grants and pro-rated amounts of the annual cash retainer. All directors will enter into New Uniti’s standard indemnity agreement for directors and executive officers, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K.

The Audit Committee of New Uniti shall consist of Ms. McLaughlin, as chair, Mr. Dunbar, Mr. Frantz and Ms. Perez-Carlton. The Compensation Committee of New Uniti shall consist of Mr. Bruce, as chair, Mr. Natale, Ms. Perez-Carlton and Mr. Zeitz. The Governance Committee of New Uniti shall consist of Mr. Frantz, as chair, Mr. Bruce, Mr. Dunbar and Ms. McLaughlin.

Appointment of New Uniti Officers

At the Effective Time, all of the officers of New Uniti serving immediately prior to the Effective Time resigned and, immediately following the Effective Time, the following individuals were appointed as officers of New Uniti:

Kenneth Gunderman – President & Chief Executive Officer
Paul Bullington – Senior Executive Vice President, Chief Financial Officer & Treasurer
Travis Black – Senior Vice President & Chief Accounting Officer

Biographical information with regards to Mr. Gunderman and Mr. Bullington is included in Uniti’s Definitive Proxy Statement for the 2025 Annual Meeting of Stockholders filed with the SEC on April 29, 2025. Mr. Black, 44, has served as Uniti’s Senior Vice President, Chief Accounting Officer since January 2024, Vice President, Chief Accounting Officer from September 2021 to January 2024 and Director of Accounting and SEC Reporting from July 2015 to September 2021. Mr. Black is a Certified Public Accountant and holds a BS in Accounting from the University of Tennessee and an MBA from the University of Memphis.

There is no arrangement or understanding between any of the officers listed above and any other person pursuant to which they were selected as an officer, nor are they party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K. The officers listed above have no family relationships with any of New Uniti’s directors or executive officers.

Adoption of 2025 Equity Incentive Plan

Immediately prior to the Effective Time, New Uniti adopted the Uniti Group Inc. 2025 Equity Incentive Plan (the “Incentive Plan”) and form grant agreements thereunder. The purpose of the Incentive Plan is to attract, retain and motivate the officers, key employees, consultants and directors of New Uniti and its affiliates, and to provide to such persons incentives and rewards for superior performance and contribution. The Incentive Plan permits New Uniti to grant equity-based awards, including stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and performance units. The Incentive Plan provides for the reservation of 6,000,000 shares of New Uniti Common Stock.

Adoption of 2025 Employee Stock Purchase Plan

Immediately prior to the Effective Time, New Uniti adopted the Uniti Group Inc. 2025 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide a method whereby employees of New Uniti and its qualified subsidiaries will have an opportunity to acquire a proprietary interest in New Uniti through the purchase of shares of New Uniti Common Stock. The ESPP is designed to allow eligible employees of New Uniti and its qualified subsidiaries to purchase shares of New Uniti Common Stock with their accumulated payroll deductions at a discount of up to 15%. The ESPP provides for the reservation of 1,000,000 shares of New Uniti Common Stock.

The description of the Incentive Plan and the ESPP in this Current Report on Form 8-K does not purport to be a complete description of all provisions of the Incentive Plan and the ESPP and is qualified in its entirety by reference to the full text of the Incentive Plan and the ESPP, which are filed herewith as Exhibit 10.6 and Exhibit 10.7, respectively, to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Executive Officer Severance Agreement

At the Effective Time, New Uniti entered into new form severance agreements (each a “Severance Agreement” and together the “Severance Agreements”) with its executive officers, including Mr. Bullington (each an “Executive”) as of the Effective Time. The term of the Severance Agreements continues until the earliest of (i) prior to a change in control, the date of termination determined in accordance with each Severance Agreement or the one-year anniversary of the Effective Date, or (ii) after a change in control, the New Uniti’s performance of its obligations under each Severance Agreement if a payment trigger has occurred or the expiration of the period for a payment trigger to occur if such expiration occurs after the one-year anniversary of the Effective Date.

Each Severance Agreement provides that should the Executive’s employment be terminated by New Uniti for cause or by the Executive without good reason, New Uniti must pay to the Executive his or her base salary and any accrued vacation pay through the date of termination. Additionally, should the Executive’s employment be terminated due to his or her death or disability, New Uniti must pay to the Executive or his or her estate (i) his or her base salary and any accrued vacation pay through the date of termination; (ii) any incentive compensation earned by or awarded to the Executive for a completed performance period preceding the date of termination, to the extent not already paid; and (iii) an amount equal to the Executive’s annual base salary in effect on the date of termination.

Each Severance Agreement also provides that should the Executive’s employment be terminated by New Uniti without cause or by the Executive for good reason and such termination does not occur at the same time or within two years following a change in control of New Uniti, New Uniti must pay to the Executive, in lieu of any other post-termination benefits, the following:

•	his or her base salary and any accrued vacation pay through the date of termination;

•	any incentive compensation that has been earned by or awarded to the Executive for a completed performance period preceding the date of termination, to the extent not already paid;

•	a pro-rated portion of the Executive’s then-current target incentive compensation;

•	an amount equal to one and a half (1.5) times the sum of (x) his or her then current annual base salary and (y) the average of the bonus payments paid to the Executive during the three years (or shorter period, as applicable) preceding the year in which the date of termination occurs;

•	his or her health, vision and dental insurance benefits for twelve months; and

•	certain outplacement services.

Finally, should the Executive’s employment be terminated by New Uniti without cause or by the Executive with good reason and such termination occurs at the same time as or within two years following a change in control of New Uniti, each Severance Agreement obligates New Uniti to pay or provide to the Executive the following:

•	his or her base salary and any accrued vacation pay through the date of termination;

•	any incentive compensation that has been earned by or awarded to the Executive for a completed performance period preceding the date of termination, to the extent not already paid;

•	a pro-rated portion of the Executive’s then-current target incentive compensation;

•	an amount equal to two (2) times the sum of (x) his or her annual base salary in effect immediately prior to the change in control or payment trigger, whichever is higher and (y) the average of the bonus payments paid to the Executive during the three years (or shorter period, as applicable) preceding the year in which the date of termination occurs;

•	the Executive’s health, vision and dental insurance benefits for twenty-four months; and

•	certain outplacement services.

New Uniti will pay or provide the foregoing in the manner set forth in the Severance Agreements.

In the event that certain payments or benefits under the Severance Agreements would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments or benefits may be reduced in the manner set forth in the Severance Agreements.

New Uniti is only obligated to pay or provide, or continue to pay or provide, benefits for termination by New Uniti not for cause prior to a change in control or certain benefits in the event of a payment trigger to the extent that the Executive executes a waiver and release in the form set forth in the Severance Agreements and otherwise remains in compliance with certain covenants set forth therein. The Severance Agreements include one year post-termination non-disclosure, non-compete and non-interference covenants.

The foregoing description of the Severance Agreements is only a summary and does not purport to be complete and is qualified in its entirety by the complete text of the form Severance Agreement, a copy of which is attached as Exhibit 10.8 to this Current Report on Form 8-K.

Gunderman Employment Agreement

At the Effective Time, New Uniti entered into an employment agreement with Mr. Kenneth Gunderman (the “Employment Agreement”) pursuant to which Mr. Gunderman will serve as New Uniti’s President & Chief Executive Officer. The initial term of the Employment Agreement runs through the one-year anniversary of the Effective Time, unless earlier terminated, and it will automatically renew for successive one-year intervals after the one-year anniversary of the Effective Time unless either party gives the other at least 90 days’ notice. The Employment Agreement provides Mr. Gunderman a base salary of no less than $725,000 per year (subject to periodic review and increase) and provides further that he will be eligible to participate in any annual cash incentive plans as may be then implemented with a target bonus equal to 150% of his then base salary. The bonus may be increased to 200% of his then base salary at the discretion of the Compensation Committee.

The Employment Agreement provides that should Mr. Gunderman’s employment be terminated for any reason, then New Uniti will pay to Mr. Gunderman his base salary and any accrued vacation pay through the date of termination and any amount payable under any incentive compensation plan with respect to the measuring period ending immediately prior to the measuring period during which the termination occurs, in each case to the extent not already paid. Additionally, the Employment Agreement provides that in the event:

•	Mr. Gunderman is terminated due to death or disability, New Uniti will pay to Mr. Gunderman or his heirs an amount equal to one times his annual base salary;

•	New Uniti terminates Mr. Gunderman without cause or he resigns for good reason, then New Uniti will pay to Mr. Gunderman (i) a lump-sum severance benefit equal to two and a half (2.5) times the sum of his annual base salary and the average of the annual bonus payments paid to Mr. Gunderman under an annual compensation plan during the three years preceding the year in which the termination occurs, (ii) if the termination occurs on or after April 1 of the applicable year of termination, a pro-rata annual bonus for the year of termination based on actual performance and (iii) a lump-sum cash amount equivalent to the cost of two years’ health and dental insurance continuation for him and his family; and

•	New Uniti terminates Mr. Gunderman without cause or he resigns for good reason, in each case within two years following a “change in control” (as defined in the Employment Agreement), then New Uniti will pay to Mr. Gunderman, in a lump sum, the following amounts: (i) a pro-rata annual bonus for the year of termination at target; (ii) a severance benefit equal to two and a half (2.5) times the sum of (x) the higher of his annual base salary in effect prior to the change in control or his annual base salary in effect prior to his termination and (y) the highest of his annual target bonus in effect prior to the change in control, his annual target bonus in effect prior to his termination, and the average of the annual bonus payments paid to Mr. Gunderman under an annual compensation plan during the three years preceding the year in which the termination occurs; (iii) an amount equivalent to the cost of two years’ health and dental insurance continuation for him and his family; and (iv) certain outplacement services.

In the event that certain payments or benefits under the Employment Agreement would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments or benefits may be reduced in the manner set forth in the Employment Agreement.

New Uniti is only obligated to pay or provide, or continue to pay or provide, benefits for termination by New Uniti not for cause or by Mr. Gunderman for good reason (whether before or after a change in control) to the extent that Mr. Gunderman executes a waiver and release in the form set forth in the Employment Agreement and otherwise remains in compliance with certain covenants set forth therein. The Employment Agreement includes one year post-termination non-disclosure, non-compete and non-interference covenants.

The foregoing description of the Employment Agreement is only a summary and does not purport to be complete and is qualified in its entirety by the complete text of the Employment Agreement itself, a copy of which is attached as Exhibit 10.9 to this Current Report on Form 8-K.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introduction, Item 3.03, Item 5.01 and Item 5.02 is incorporated by reference into this Item 5.03.

On August 1, 2025, following the consummation of the Merger, Uniti converted its corporate form from a Delaware corporation to a Delaware limited liability company named “Uniti Group LLC,” and New Uniti immediately thereafter assumed the name “Uniti Group Inc.” and further amended and restated its certificate of incorporation and bylaws, which such Second Amended and Restated Certificate of Incorporation and Bylaws are attached as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 5.05.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

At the Effective Time, the New Uniti Board adopted the Working with Integrity guidelines (the “Code of Ethics”). The Code of Ethics applies to all directors, officers and employees of New Uniti. The Code of Ethics can be found on New Uniti's website: www.uniti.com.

Item	8.01. Other Events.

Press Release

On August 1, 2025, New Uniti issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Successor Issuer

On August 1, 2025, in connection with the Merger, Uniti notified Nasdaq that the Merger had been completed. The New Uniti Common Stock will continue to trade on the Nasdaq Global Select Market under the ticker “UNIT,” which was the same symbol formerly used for the Uniti Common Stock, with new CUSIP (912932 100).

In connection with the Merger and by operation of Rule 12g-3(a) promulgated under the Exchange Act, New Uniti is the successor issuer to Uniti and has succeeded to the attributes of Uniti as the registrant. The New Uniti Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and New Uniti is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder, and will hereafter file reports and other information as the successor issuer with the SEC.

Item 9.01.    Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 3, 2024, by and between Uniti Group LLC (f/k/a Uniti Group Inc.), New Windstream, LLC (as successor to Windstream Holdings II, LLC), and the other parties thereto (incorporated by reference to Exhibit 2.1 to Uniti’s Current Report on Form 8-K filed with the SEC on May 3, 2024)
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 17, 2024, by and between Uniti Group LLC (f/k/a Uniti Group Inc.) and Windstream Holdings II, LLC (incorporated by reference to Exhibit 2.2 to Uniti’s Quarterly Report on Form 10-Q filed with the SEC on August 1, 2024)
3.1	New Uniti Second Amended and Restated Certificate of Incorporation, dated as of August 1, 2025
3.2	New Uniti Bylaws, dated as of August 1, 2025
10.1*	Warrant Agreement between New Uniti and Equiniti Trust Company, LLC, dated August 1, 2025
10.2*	Registration Rights Agreement by and among New Uniti, the Elliott Stockholders and the Other Stockholders, dated August 1, 2025
10.3*	Stockholder Agreement by and among New Uniti and the Elliott Stockholders, dated August 1, 2025
10.4*	Stockholder Agreement by and among New Uniti and the Other Stockholders, dated August 1, 2025
10.5	Form of Indemnification Agreement
10.6	Uniti Group Inc. 2025 Equity Incentive Plan
10.7	Uniti Group Inc. 2025 Employee Stock Purchase Plan
10.8	Form of Severance Agreement
10.9	Employment Agreement between Uniti Group Inc. and Kenneth A. Gunderman, effective August 1, 2025
10.10	Form of Restricted Shares Agreement for executive officers
10.11	Form of Performance-Based Restricted Stock Unit Agreement for executive officers
10.12	Form of Restricted Shares Agreement for non-employee directors
99.1	Press Release of New Uniti announcing the consummation of the Merger, dated August 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC. (formerly Windstream Parent, Inc.)

By:	/s/ Daniel Heard
Name: Daniel Heard
Title: Senior Executive Vice President, General Counsel & Secretary

Date: August 1, 2025